                                                                    EXHIBIT  3.1


                            UNDERWRITING AGREEMENT


                                                               September 30,1999


Bid.Com International Inc.
6725 Airport Road, Suite 201
Mississauga, ON
L4V 1V2

Attention:  Mr. Paul Godin
            Chairman

Dear Sirs:

          Canaccord Capital Corporation (the "Underwriter") understands that Bid.Com International Inc. (the "Corporation") proposes to create, issue and sell a minimum of 810,811 and a maximum of 2,702,703 special warrants (the "Special Warrants") at a price (the "Offering Price") of $9.25 per Special Warrant for aggregate proceeds of a minimum of $7,500,001 and a maximum of $25,000,002. The Underwriter hereby offers to purchase from the Corporation 810,811 Special Warrants and to act as the Corporation's exclusive agent to assist the Corporation to offer for sale up to an additional 1,891,892 Special Warrants (the "Agency Special Warrants"), subject to the terms and conditions set forth below.

          The Corporation understands that although the offer to purchase 810,811 Special Warrants is presented on behalf of the Underwriter as the purchaser, the Underwriter will endeavour (if the Corporation accepts this offer) to arrange for substituted purchasers (the "Substituted Purchasers") to purchase the Special Warrants directly from the Corporation. It is further agreed that, subject to the conditions referred to herein being satisfied, the Underwriter is fully committed to purchase or cause to be purchased 810,811 Special Warrants with respect to which the Underwriter is not able to arrange Substituted Purchasers and this commitment is not subject to the Underwriter being able to arrange Substituted Purchasers subject to the terms and conditions set forth below that allow the Underwriter to terminate its obligations hereunder. The Underwriter's commitment to purchase Special Warrants shall be reduced by the number of Special Warrants with respect to which Subscription Agreements (defined below) are delivered to the Corporation on behalf of the Substituted Purchasers by the Underwriter. Any reference to "Purchasers" herein shall be a reference to the Underwriter as the initial purchaser of 810,811 Special Warrants, to the Substituted Purchasers, if any, and to the purchasers of the Agency Special Warrants offered for sale by the Corporation.

          The Underwriter may form and manage a group of investment dealers (the "Dealers") to offer the Special Warrants for sale provided that any fees paid or to be paid to members of such group of Dealers shall be for the account of and paid by the Underwriter. The Corporation understands that the Underwriter is not obliged under any circumstances to purchase any of the Agency Special Warrants, but that the Underwriter or any Dealer may choose to do so in its sole discretion.

Terms and Conditions

          The terms and conditions relating to the purchase and sale of the Special Warrants are as follows:
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                                      -2-

1. Special Warrants - The material attributes and characteristics of the Special Warrants shall be substantially as described herein and in the term sheet attached hereto as Schedule "A".

          Each Special Warrant will be exercisable, at the option of the holder, into one unit (singularly, a "Unit" and collectively, the "Units") consisting of one common share in the capital of the Corporation (singularly, a "Share" and collectively, the "Shares") and one-half of one transferable common share purchase warrant without additional payment. Each whole common share purchase warrant (singularly, a "Purchase Warrant" and collectively, the "Purchase Warrants") will entitle the holder thereof to purchase one Share for $12.00 at any time on or before the date which is two years following the Closing Date (defined below).

          In the event that the Prospectus Qualification (defined below) has not occurred prior to the date which is 90 days following the Closing Date (the "Qualification Deadline"), each holder of Special Warrants shall receive 1.1 Units (in lieu of one Unit) upon the exercise of each Special Warrant.

          The Special Warrants will be exercisable at any time on or before 5:00 p.m. (Toronto time) on the earlier of (the "Expiry Time"): (a) the date which is 12 months following the Closing Date; and (b) the date which is five Business Days after the date of the receipt issued by the last of the securities regulatory authorities in each of the provinces of Canada in which purchasers of the Special Warrants reside (the "Qualifying Provinces") for a (final) prospectus of the Corporation (the "Prospectus") qualifying the distribution of the Shares and Purchase Warrants (the "Subject Securities") to be issued on the exercise of the Special Warrants (the "Prospectus Qualification"). Any Special Warrants not exercised on or before the Expiry Time will be exercised by the Warrant Agent (defined below) by or on behalf of the holders thereof immediately prior thereto without further action by the holder thereof. For the purpose of this Agreement, "Business Day" shall mean any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario.

          The Special Warrants shall be issued pursuant to the provisions of a warrant indenture (the "Special Warrant Indenture") to be entered into between the Corporation and CIBC Mellon Trust Corporation as warrant agent (the "Warrant Agent") and the Purchase Warrants shall be issued pursuant to the provisions of a share purchase warrant indenture (the "Share Purchase Warrant Indenture") to be entered into between the Corporation and the Warrant Agent. The terms and conditions of the Special Warrant Indenture and the Share Purchase Warrant Indenture shall be satisfactory to the Corporation and the Underwriter and consistent with the terms of this Agreement.

          The Corporation agrees to use its best efforts to file with all relevant securities regulatory authorities in each Qualifying Province a preliminary prospectus (the "Preliminary Prospectus") qualifying the distribution of the Subject Securities within 45 days following the Closing Date, and, upon resolution of all regulatory comments and deficiencies, to use its best efforts to file the Prospectus and obtain receipts therefor by the Qualification Deadline. The Corporation also agrees to cause the Shares comprising the Units and issuable upon exercise of the Purchase Warrants and Compensation Warrants (defined below) to be conditionally listed for trading on The Toronto Stock Exchange (the "TSE") by the Closing Date.

2.        Offering

     (a) Sale on Exempt Basis - The Underwriter shall offer for sale and sell the Special Warrants (the "Offering") in the Provinces of Ontario, Alberta and British Columbia and such other provinces of Canada as may be agreed to between the
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                                      -3-

          Corporation and the Underwriter and jurisdictions outside of Canada (collectively, the "Selling Jurisdictions") in compliance with all applicable securities laws. The sale of the Special Warrants to Purchasers shall be effected in a manner exempt from the prospectus and offering memorandum requirements of the Securities Act (Ontario) and the Regulation and Rules thereunder and the analogous provisions of securities legislation of any other Canadian provinces in which the Underwriter may solicit offers to purchase Special Warrants. Each Purchaser of the Special Warrants resident in Ontario and outside Canada shall purchase under subsection 72(1)(a), (c) or (d) of the Securities Act (Ontario) as qualified in the case of subsection 72(1)(d) by Rule 45-501 thereto, each Purchaser of Special Warrants resident in British Columbia and outside Canada shall purchase under subsection 74(2)(1), 74(2)(3) or 74(2)(4) of the Securities Act (British Columbia), each Purchaser of Special Warrants resident in Alberta shall purchase under subsection 107(1)(a), (c) or (d) of the Securities Act (Alberta) and each Purchaser of Special Warrants resident in any province of Canada other than Ontario, Alberta or British Columbia shall purchase under the analogous provisions of securities legislation of such province. All offers and sales of the Special Warrants in the United States will be effected through Canaccord Capital U.S.A., a division of Noram Investment, Inc. (the "U.S. Agent") as subagent for Canaccord Capital Corporation pursuant to the exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "1933 Act") provided by
          Section 4(2) of the 1933 Act ("Section 4(2)"), in accordance with Schedule "D" hereto.

     (b) Underwriting Fee - The Corporation agrees to pay to the Underwriter at the Time of Closing (defined below) a fee of $0.4625 per Special Warrant equal to 5% of the purchase price of the Special Warrants sold (the "Underwriting Fee") in consideration of the services to be rendered by the Underwriter in connection with the sale of the Special Warrants (the "Offering"), which services shall include:

          (i)    endeavoring to arrange for Purchasers for the Special Warrants;

          (ii) assisting in the preparation of the Prospectus and the Preliminary Prospectus qualifying the distribution of the Subject Securities, together with any documents supplemental thereto or any amending or supplementary prospectus or other supplemental documents or any similar document (collectively the "Supplementary Material") required to be filed under the legislation of any Qualifying Province;

          (iii) advising the Corporation in respect of the Prospectus Qualification;

          (iv) assisting in the preparation of the form of subscription agreements (the "Subscription Agreements") to be entered into by the Purchasers of the Special Warrants;

          (v) assisting in the preparation of the Special Warrant Indenture and Share Purchase Warrant Indenture; and

          (vi) otherwise advising the Corporation with respect to the Offering.

          In addition to the Underwriting Fee, as additional consideration for the performance of its obligations hereunder, the Corporation shall issue to the Underwriter at the Time of Closing, non-transferable special brokers' warrants
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                                      -4-

          (the "Brokers' Warrants"), in form and substance satisfactory to the Underwriter, entitling the holder thereof to acquire on or before the Expiry Time, without additional consideration, compensation warrants (the "Compensation Warrants"), which, in the aggregate, will entitle the holder thereof to purchase, for a period of 24 months following the Closing Date, that number of Units that is equal to 10% of the number of Special Warrants issued at a price of $9.25 per Unit. The distribution of the Compensation Warrants issuable pursuant to the exercise of the Brokers' Warrants will, subject to regulatory approval, be qualified by the Prospectus to the extent permitted under applicable securities laws. The Brokers' Warrants will be deemed to be exercised and converted by the Corporation into the Compensation Warrants on behalf of the Underwriter, without any action on the part of the Underwriter, immediately prior to the Expiry Time. As used herein, "Subject Securities" includes the Compensation Warrants issuable upon exercise of the Brokers' Warrants.

     (d) Covenants of Underwriter - The Underwriter covenants, represents and warrants to the Corporation that: (i) it will comply with all applicable securities legislation in connection with the Offering and the Prospectus Qualification; (ii) it will not offer or sell Special Warrants so as to require registration thereof, filing of a prospectus with respect thereto or require the Corporation to become subject to ongoing reporting requirements under the laws of any jurisdiction other than that of the Qualifying Provinces or those to which the Corporation is already subject or as otherwise agreed with the Corporation; (iii) it, or its duly appointed agents, are duly qualified in the Qualifying Provinces in which it acts as Underwriter for the Corporation in connection with the Offering and the Prospectus Qualification; (iv) it will obtain from each Purchaser an executed Subscription Agreement in the appropriate form agreed to by the Corporation and the Underwriter together with all requisite forms, undertakings and materials including, where applicable, certificate of foreign portfolio manager, relating to the transactions herein contemplated; (v) upon the Corporation obtaining the necessary receipts for the Prospectus relating to the Prospectus Qualification from the securities regulatory authorities in each of the Qualifying Provinces, it will deliver one copy of the Prospectus to each Purchaser of the Special Warrants; (vi) it will not solicit subscriptions for Special Warrants or otherwise do any act in furtherance of a trade of the Special Warrants outside the Selling Jurisdictions; (vii) it will not make available to prospective Purchasers of the Special Warrants any documents which would constitute an offering memorandum as defined under the securities legislation of the Qualifying Provinces and not advertise the proposed sale of the Special Warrants in printed media of general and regular paid circulation, radio or television or otherwise; (viii) it will not make any representations or warranties in respect of the Corporation as agents or otherwise except as permitted in writing by the Corporation; (ix) it will not solicit subscriptions for Special Warrants except in accordance with the terms and conditions of this Agreement; and (x) it will offer and sell Special Warrants in the United States in accordance with Schedule "D" hereto.

3. Representations of the Corporation - The Corporation represents and warrants to the Underwriter and acknowledges that the Underwriter is relying upon such representations and warranties, as follows:

    (a) each of the Corporation and the Subsidiaries has been duly amalgamated or incorporated, as the case may be, and organized and is validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and as is presently proposed to be conducted by it and to own, lease and operate its assets;

    (b) each of the Corporation and the Subsidiaries is duly qualified to carry on business under the laws of the jurisdictions in which it carries on its business and is in good standing in each such jurisdiction;

     (c) the Corporation has (and, in the case of the Prospectus Qualification, will have) full corporate power and authority to undertake the Offering, the Prospectus Qualification and all other transactions contemplated herein;

     (d) each of the Corporation and the Subsidiaries is current and up-to-date with all filings required to be made by it under the corporate laws of its jurisdiction of incorporation and the securities laws of the provinces of Canada where it is a reporting issuer or its equivalent, as applicable;

     (e) the Corporation is a reporting issuer not in default of its obligations under the securities laws of British Columbia, Alberta and Ontario and no material change relating to the Corporation has occurred with respect to which the requisite material change report has not been filed under the securities laws of British Columbia, Alberta or Ontario and no such disclosure has been made on a confidential basis;

     (f) none of the materials filed by or on behalf of the Corporation with the applicable securities commissions or the stock exchanges (the "Public Record") contain a misrepresentation (as defined in the Securities Act (Ontario)) as at the date of such filing which has not been corrected;

     (g) the authorized capital of the Corporation consists of an unlimited number of Shares and an unlimited number of preference shares, issuable in series, of which at the date hereof 50,605,444 Shares (and no other shares) are issued and outstanding as fully paid and non-assessable;

     (h) except as set out in Schedule "B" hereto, the Corporation is not a party to and has not granted any agreement, warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any Shares or securities convertible into or exchangeable for Shares;

     (i) each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Share Purchase Warrant Indenture, the Brokers' Warrants and the Compensation Warrants has been, or will be upon execution (and in the case of the Subscription Agreements, acceptance) thereof, duly authorized, executed and delivered by the Corporation and constitutes, or will constitute when executed, a legal, valid and binding obligation of the Corporation enforceable in accordance with their respective terms except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;
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                                      -6-

     (j) the entering into of each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Share Purchase Warrant Indenture, and the issuance of the Special Warrants, Purchase Warrants, Brokers' Warrants, Compensation Warrants and the Shares issuable upon exercise of the Special Warrants, Purchase Warrants and Compensation Warrants and the performance of the transactions contemplated hereby and thereby will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation (or any of the Subsidiaries) or any material trust indenture, agreement or instrument to which the Corporation (or any of the Subsidiaries) is a party or by which the Corporation (or any of the Subsidiaries) is or will be contractually bound as of the Time of Closing except in connection with, the right of first refusal (the "Right of First Refusal") granted to Yorkton Securities Inc. pursuant to Section 17 of the underwriting agreement dated November 30, 1998 among the Corporation, 1184041 Ontario Inc. and Yorkton Securities Inc., in which case the Corporation represents as follows: (i) the Right of first Refusal does not contain a code of conduct or procedure for its exercise (either express or implied, either as a result of conduct by the parties or as a result of any discussions or correspondence or pursuant to any agreement to which the Corporation is bound or to which it is a party); (ii) Yorkton Securities Inc. is aware of the Offering of securities contemplated herein (the "Offering"); (iii) the Corporation has not received from Yorkton Securities Inc. any notice or indication (verbal or written) that it intends to exercise its rights pursuant to the Right of First Refusal to act as lead or co-lead manager of the offering; and (iv) the Corporation is of the view that the Right of First Refusal is not enforceable by Yorkton Securities Inc. in all the circumstances.

     (k) each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which its business is carried on and possesses all certificates, authority, permits or licenses issued by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary to conduct the business now operated by it and all such certificates, authorities, permits and licenses are valid and subsisting and in good standing and the Corporation has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding would adversely affect the conduct of the business, operations, financial condition or income of the Corporation and the Subsidiaries, taken as a whole;

     (l) no legal or governmental proceedings are pending or, to the knowledge of the Corporation, are contemplated or threatened to which the Corporation and/or any of the Subsidiaries is a party or to which the property of the Corporation and/or any of the Subsidiaries is subject that would result individually or in the aggregate in any adverse change in the operation, business or condition of the Corporation and the Subsidiaries, taken as a whole, except as disclosed to the Underwriter prior to the execution of this Agreement;

     (m) the audited consolidated annual financial statements of the Corporation and its Subsidiaries as at and for the year ended December 31, 1998 contained in the Corporation's annual report for the year ended December 31, 1998:

          (i) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

          (ii) represent fully, fairly and correctly the consolidated assets, liabilities and financial condition of the Corporation as at December 31, 1998 and the consolidated results of its operations and the changes in its financial position for the year then ended;

          (iii) are in accordance with the books and records of the Corporation; and

          (iv) contain and reflect all necessary adjustments for the fair presentation of the results of operations and the financial condition of the business of the Corporation on a consolidated basis for the period covered thereby, and there has not been any material adverse change in the financial position of the Corporation, or its business, assets, liabilities or undertaking since December 31, 1998 other than as specified in the Public Record;

     (n) the unaudited consolidated interim financial statements of the Corporation and its Subsidiaries as at and for the six months ended June 30, 1999:

          (i) have, to the best of the Corporation's knowledge, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding periods;

          (ii) represent fully, fairly and correctly the consolidated assets, liabilities and financial condition of the Corporation as at June 30, 1999 and the consolidated results of its operations and the changes in its financial position for the period then ended;

          (iii) are in accordance with the books and records of the Corporation; and

          (iv) contain and reflect all necessary adjustments for the fair presentation of the results of operations and the financial condition of the business of the Corporation on a consolidated basis for the period covered thereby, and there has not been any material adverse change in the financial position of the Corporation, or its business, assets, liabilities or undertaking since June 30, 1999 other than as specified in the Public Record;

     (o) the auditors of the Corporation who audited the consolidated financial statements for the year ended December 31, 1998 and who provided their audit report thereon are independent public accountants as required under applicable Canadian securities laws;

     (p) there has never been any reportable disagreement (within the meaning of National Policy Statement No. 31) with the present or any former auditors of the Corporation;

     (q) each of the Corporation and the Subsidiaries has filed all necessary tax returns and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and there are no tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to the Corporation or any of the Subsidiaries where, in any of the above cases, it might reasonably be expected to result in an adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation or the Subsidiaries, taken as a whole;

     (r) other than the Underwriter, there is no person, firm or corporation acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or finder's fee in connection with the transactions contemplated herein. In the event that any person, firm or corporation acting or purporting to act for the Corporation including, without limitation, Yorkton Securities Inc., establishes a claim for any fee from the Underwriter, the Corporation covenants to indemnify and hold harmless the Underwriter with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

     (s) at the Time of Closing, the Shares will not constitute "foreign property" within the meaning of the Income Tax Act (Canada), or any amendments thereto publicly announced by the Minister of Finance prior to that time;

     (t) all of the Corporation's issued and outstanding Shares and Shares reserved or allotted for issue (except for the Shares issuable upon exercise of the Special Warrants, Purchase Warrants and Compensation Warrants) are listed for trading on the TSE and listed for quotation on NASDAQ;

     (u) the only subsidiaries of the Corporation are Bid-Com U.S.A Inc., Bid.Com International Limited and Point2 Computing Systems Inc. (collectively, the "Subsidiaries") and the Corporation, either directly or indirectly, beneficially owns all of the issued and outstanding shares of each such Subsidiary other than Point2 Computing Systems Inc. and beneficially owns 51% of the issued and outstanding shares of Point2 Computing Systems Inc. free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, of any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Subsidiaries or any other security convertible into or exchangeable for any such shares;

     (v) the use of the business names, trademarks, service marks and other industrial or intellectual property of the Corporation and the Subsidiaries does not infringe upon or breach any business names, trademarks, service marks and other intellectual property rights of any other person and the Corporation has no knowledge of any infringement or violation of any of its rights in such intellectual property and is not aware of any state of facts that casts doubt on the validity or enforceability of any of such intellectual property rights;

     (w) the Corporation owns or possesses adequate enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, software, source codes, trade secrets, processes, formulations and other intellectual property used or proposed to be used in the conduct of its business subject to the restrictions contained in the licence agreements under which the Corporation licences various intellectual property;

     (x) the Corporation has not withheld, and will not withhold, from the Underwriter any facts relating to the Corporation or to the Offering that would be material to a prospective purchaser of the Special Warrants;

     (y) except as disclosed in the Public Record or disclosed in writing to the Underwriter prior to the execution of this Agreement, there are no material contracts or arrangements to which the Corporation or any of the Subsidiaries is a party or by which the Corporation or any of the Subsidiaries is bound or to which the Corporation or any of the Subsidiaries expects to become a party or bound before the Prospectus Qualification other than the agreements relating to the Offering and the Corporation and the Subsidiaries are in compliance in all respects with all terms and provisions of all contracts, agreements, indentures, leases, policies, instruments and licenses in connection with the conduct of its business and all such contracts, agreements, indentures, leases, policies, instruments and licenses are valid and binding in accordance with their terms and in full force and effect, and no breach or default by the Corporation or its Subsidiaries or event which, with notice or lapse or both, could constitute a breach or default by the Corporation or the Subsidiaries, exists with respect thereto;

     (z) no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued and, to the knowledge of the Corporation, no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

     (aa) the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its Shares or other securities or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Shares or other securities or agreed to do any of the foregoing;

     (bb) there is not in the constating documents of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Shares;

     (cc) the Corporation does not owe any money to, nor has the Corporation any present loans to, or borrowed any monies from, or is otherwise indebted to any officer, director, employee, shareholder or any person not dealing "arm's length" (as such term is defined in the Income Tax Act (Canada) with the Corporation except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation;

     (dd) (i) the Corporation has adopted and is diligently implementing a Year 2000 compliance plan which plan accurately sets out the current status of activities undertaken by the Corporation to prevent a Year 2000 Problem (as defined below) and such plan includes an analysis as to (A) which of the assets are, as of the date hereof, are Year 2000 Compliant (as defined below), (B) which of the assets are not Year 2000 Compliant as of the date hereof, and
               (C) what third party remediation, testing and certification efforts have been undertaken to date;

          (ii) (A) All required remediation, testing and certification will be completed by no later than December 31, 1999, (B) the Year 2000 compliance plan, including the remediation efforts and contingency plans therein, are reasonable and prudent in the opinion of the Corporation, (C) all work undertaken or required by the Year 2000 compliance plan will not require the expenditure by the Corporation to third parties of any material amount and (D) the Corporation will not be materially affected by a change in the millennium;

          (iii) all products and services supplied by the Corporation are Year 2000 Compliant; and

          (iv) the representations, warranties, covenants and commitments relating to the Year 2000 Problem or the products and services of the Corporation being Year 2000 Compliant which have been made or given by the Corporation to any person are true and correct;

                 "Year 2000 Problem" means any failure of a computer system, hardware, software, firmware, microchip, integrated circuit or similar device to correctly: (i) process date and time related data without causing any processing interruptions, abnormal terminations, or changes in performance characteristics, and
                 (ii) process and manipulate all date and time related functions correctly;

                 "Year 2000 Compliant" means, with respect to any of the assets of the Corporation including without limitation all computer systems, hardware, software, firmware, microchip, integrated circuit or similar device, that such assets are in all material respects able to correctly: (i) process date and time related data without causing any processing interruptions, abnormal terminations, or changes in performance characteristics, and
                 (ii) process and manipulate all date and time related functions. Without limiting the generality of the foregoing, the assets of the Corporation will correctly: (i) process date and time related data before, during and after January 1, 2000, including, but not limited to, accepting date and time input, providing date and time output, and performing ongoing operations on dates and times and portions of dates and times including, but not limited to, calculating, comparing and sequencing of dates and times (in both forward and backward operations spanning century boundaries); (ii) process leap year calculations including, but not limited to, identification of leap years, interval calculations (in both forward and backward operations spanning century boundaries), day-in-year calculation, day-of-the-week calculations, and week-of-the-year calculations; (iii) manipulate all date and time related input in a manner that resolves ambiguity as to century; and (iv) store, retrieve and provide output of date and time related data in a matter that is unambiguous as to century;

     (ee) the Warrant Agent, at its offices in Toronto, has been duly appointed as the transfer agent and registrar for all of the outstanding Shares and as at the Closing will have been duly appointed as warrant agent in respect of the Special Warrants and Purchase Warrants;

     (ff) the Corporation has obtained or at the Closing will have obtained conditional listing approval from the TSE and shall have filed a NASDAQ National Market Notification Form for Listing of Additional Securities and paid the applicable fee therefor with and to NASDAQ with respect to the Shares comprising the Units and the Shares issuable upon exercise of the Purchase Warrants and the Compensation Warrants; and

     (gg) the Corporation has not received any verbal or written communication from Yorkton Securities Inc. in respect of the Right of First Refusal.


4. Covenants of the Corporation - The Corporation hereby covenants to and with the Underwriter that it will:

     (a) fulfill all legal requirements to permit the creation, issuance, offering and sale of the Special Warrants, the issuance of the Shares comprising the Units, the creation and issuance of the Purchase Warrants comprising the Units, the creation and issuance of the Brokers' Warrants, the creation and issuance of the Compensation Warrants and the issuance of the Shares issuable upon exercise of the Purchase Warrants and Compensation Warrants including, without limitation, compliance with all applicable securities legislation to enable the Special Warrants to be offered for sale and sold without the necessity of filing a prospectus to Purchasers in the Selling Jurisdictions through, in the case of the Qualifying Provinces, registrants registered under the applicable legislation of such Qualifying Provinces who have complied with the relevant provisions of such legislation;

     (b) use its best efforts to obtain the necessary regulatory consents from the TSE and NASDAQ to the Offering on such terms as are mutually acceptable to the Underwriter and the Corporation, acting reasonably;

     (c) use its best efforts to arrange for the conditional listing for trading of the Shares issuable upon exercise of the Special Warrants, the Purchase Warrants and the Compensation Warrants on the TSE and to make all necessary filings and to pay all required fees as required by NASDAQ before the Closing;

     (d) use its best efforts to maintain the listing of the Shares on the TSE and NASDAQ and its status as reporting issuer and its equivalent under the securities legislation of the Qualifying Provinces until the earlier of the date which is one year after the Expiry Time and the date which is two years from the Closing Date;

     (e) use its best efforts, to prepare and file in each of the Qualifying Provinces the Preliminary Prospectus and other related documents relating to the proposed distribution of Subject Securities to holders of Special Warrants and of the Compensation Warrants to the Underwriter within 45 days following the Closing Date;

     (f) use its best efforts to obtain receipts for the Preliminary Prospectus in each of the Qualifying Provinces as soon as reasonably practicable after the filing thereof;

     (g) resolve as soon as reasonably practicable any regulatory deficiencies in respect of the Preliminary Prospectus on a basis acceptable to the Underwriter, acting reasonably, and, as soon as reasonably practicable after such deficiencies have been resolved or satisfied, prepare, file and use its best efforts to obtain receipts under the applicable legislation of each of the Qualifying Provinces for the Prospectus and take all other reasonable steps and proceedings that may be necessary in order to complete the Prospectus Qualification by the Qualification Deadline;

     (h) prior to the Closing and prior to the filing of the Preliminary Prospectus and thereafter and prior to the filing of the Prospectus and any Supplementary Material, permit the Underwriter and its counsel to participate fully in the preparation of such documents and allow the Underwriter and its counsel to conduct all due diligence which the Underwriter may reasonably require to conduct in order to fulfill their obligations under applicable securities legislation and in order to enable the Underwriter responsibly to execute any certificate required to be executed by the Underwriter in connection with the Preliminary Prospectus, the Prospectus or any Supplementary Material;

     (i) ensure that at the respective times of filing and at all times subsequent to the filing thereof until completion of the distribution of the Subject Securities, the Preliminary Prospectus, Prospectus and any Supplementary Material will fully comply with the requirements of applicable securities legislation, provided that the foregoing shall not apply with respect to statements contained in such documents relating solely to or provided by the Underwriter;

     (j) deliver in Toronto, within three (3) Business Days of the issue of a receipt for the Preliminary Prospectus and the Prospectus, as the case may be, and within three Business Days of execution of any Supplementary Material, without charge to the Underwriter as many copies of the Preliminary Prospectus, the Prospectus and any Supplementary Material as the Underwriter may reasonably request for the purposes contemplated hereunder and contemplated by the Securities Act (Ontario), and such delivery shall constitute: (A) the consent of the Corporation to use such documents in connection with the distribution or the distribution to the public, as the case may be, of the Subject Securities subject to the provisions of the securities legislation of the Qualifying Provinces; and (B) the Corporation's representation and warranty to the Underwriter that, at the time of delivery, the information and statements contained therein (except information and statements relating solely to or provided by the Underwriter) contain no misrepresentation and constitute full, true and plain disclosure of all material facts (as defined in the Securities Act (Ontario)) relating to the Offering, the Corporation, the Special Warrants and the Subject Securities;

     (k) cause to be delivered to the Underwriter concurrently with the filing of the Prospectus and any Supplementary Material, comfort letters of the auditors of the Corporation in each case dated the date of the Prospectus or the Supplementary Material to which such letter relates (as the case may be) addressed to the Underwriter and to the directors of the Corporation, in form and substance satisfactory to the Underwriter acting reasonably, relating to the financial statements to be included in the Prospectus and any Supplementary Material and verifying in accordance with the Canadian Institute of Chartered Accountants Handbook the financial information, accounting data and other numerical data contained in the Prospectus or any Supplementary Material and matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus on the Supplementary Material to a date not more than two (2) Business Days prior to the date of such letter;

     (l) not, without the prior written consent of the Underwriter, such consent not to be unreasonably withheld, issue or announce the issuance of any Shares or any securities convertible into or exchangeable for or exercisable to acquire Shares during a period commencing on September 15, 1999 and expiring 180 days following the Closing Date, other than pursuant to:

          (i) presently outstanding rights, including options, warrants and other convertible securities and including any such rights which have been granted or issued subject to regulatory approval;

          (ii) options granted to officers, directors or employees of the Corporation or any subsidiary thereof pursuant to existing stock option plans; or

          (iii) in connection with the acquisition by the Corporation of shares or assets of an arm's length person to the Corporation.

     (m) ensure that at Closing the Shares do not constitute "foreign property" within the meaning of the Income Tax Act (Canada) or any amendments thereto publicly announced by the Minister of Finance from time to time;

     (n) use the net proceeds of the Offering for general working capital purposes and to pursue acquisition opportunities; and

     (o) comply with the provisions of the term sheet attached hereto as Schedule "A".


5. Conditions of Closing - The obligations of the Underwriter and the Purchasers to complete the purchase of the Special Warrants contemplated hereby shall be conditional upon the fulfillment at or before the Time of Closing (as herein defined) of the following conditions:

     (a) the Corporation having obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering on terms mutually acceptable to the Corporation and the Underwriter, acting reasonably;

     (b) the Corporation and the Underwriter having complied fully with all relevant statutory and regulatory requirements required to be complied with prior to the Time of Closing (including without limitation those of the TSE and NASDAQ in connection with the Offering);

     (c) the Corporation having received the approval of the TSE to proceed with the Offering and to conditionally list the Shares issuable upon the exercise of the Special Warrants, the Purchase Warrants and the Compensation Warrants subject to the usual conditions;

     (d) the Corporation having taken all necessary corporate action to authorize and approve this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Share Purchase Warrant Indenture, the issuance of the Special Warrants, the Brokers' Warrants, the Compensation Warrants, the Subject Securities and the Shares issuable upon exercise of the Purchase Warrants and the Compensation Warrants and all other matters relating thereto;

     (e) the Underwriter having received a favourable legal opinion of the Corporation's counsel or from counsel in appropriate jurisdictions addressed to the Underwriter, counsel to the Underwriters and the Purchasers, acceptable in all reasonable respects to counsel to the Underwriter, with respect to the matters set forth in Schedule "C" hereto;

          In giving the opinions contemplated by Schedule "C", counsel to the Corporation shall be entitled to rely, where appropriate, as to matters of fact, upon the representations and warranties of Purchasers contained in the executed Subscription Agreements and other support documents, the representations, warranties and covenants of the Underwriter as contained herein, a certificate of fact of the Corporation signed by officers in a position to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable;

     (f) the Underwriter having received a favourable legal opinion of the Subsidiaries' counsel addressed to the Underwriter, counsel to the Underwriter and each of the Purchasers, acceptable in all reasonable respects to counsel to the Underwriter, to the effect that:

          (i) each of the Subsidiaries is a corporation validly existing under the laws of its jurisdiction of incorporation and is qualified to carry on business and own its assets under the laws of each jurisdiction in which it carries on business and owns its assets;

          (ii) each of the Subsidiaries has all requisite corporate capacity, power and authority to carry on its business as is now conducted by it and to own its assets;

          (iii) as to the authorized capital of each of the Subsidiaries; and

          (iv) the registered holder of all of the issued and outstanding shares in the capital of the Subsidiaries is the Corporation;

     (g) the Underwriter shall have received a favourable legal opinion from Baer Marks & Upham LLP, United States counsel to the Corporation, such opinion to be addressed to the Corporation, the counsel to the Corporation, the Underwriter and counsel to the Underwriter, in form and substance satisfactory to counsel to the Underwriter, to the effect that the offer and sale to purchasers in the United States of the Special Warrants, has been made in accordance with Section 4(2);

     (h) the Underwriter and the Purchasers having received a certificate of the Corporation signed by the Chief Executive Officer of the Corporation and the Chief Financial Officer of the Corporation or by such other officers acceptable to the Underwriter certifying as to certain matters reasonably requested by the Underwriter including certification that:

          (i) the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied up to the Time of Closing;

          (ii) all of the representations and warranties contained in this Agreement are true and correct as of the Closing Date with the same force and effect as if made at and as of the Closing Date, after giving effect to the transactions contemplated hereby;

          (iii) since the date hereof, there has been no material adverse change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiaries, taken as a whole;

          (iv) no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation (including the Special Warrants and the Subject Securities) has been issued and no proceedings for such purposes are pending, or, to the knowledge of such officers, pending, contemplated or threatened; and

          (v) the Corporation is a "reporting issuer" not in default under the securities laws of each of the provinces in which it is a reporting issuer and no material change relating to the Corporation has occurred with respect to which the requisite material change statement has not been filed unless the Offering contemplated hereby constitutes a material change and currently no disclosure of any material change has been made on a confidential basis;

     (i) the Corporation shall have delivered to the Underwriter a certificate of CIBC Mellon Trust Corporation as registrar and transfer agent which certifies the number of outstanding Shares as at the Closing Date;

     (j) the Special Warrant Indenture and Share Purchase Warrant Indenture in form acceptable to the Underwriter, acting reasonably, shall have been executed and delivered by the Corporation and the Warrant Agent for the holders of the Special Warrants and Purchase Warrants; and

     (k) the Underwriter shall be satisfied in its sole discretion with such due diligence of the Corporation as the Underwriter or its representatives deem appropriate.


6. Closing - The purchase and sale of the Special Warrants (the "Closing") shall be completed at the offices of the Corporation's counsel in Toronto, Ontario, at 10:00 a.m. (Toronto time) (the "Time of Closing") on September 30, 1999 or at such other time or on such other date as the Corporation and the Underwriter may agree upon which, in no event, shall be later than October 15, 1999 (the "Closing Date").

          At or before the Time of Closing, the Corporation shall deliver to the
Underwriter:

     (a) certificates representing the Special Warrants duly registered as the Purchasers may direct;

     (b)  the requisite legal opinions and certificate as contemplated in section 5 hereof; and

     (c) such further documentation as may be contemplated herein or as counsel to the Underwriter or the applicable regulatory authorities may reasonably require;

against delivery by the Underwriter to the Corporation and the Warrant Agent of certified cheques or bank drafts payable to the Corporation and the Warrant Agent in an aggregate amount representing $9.25 per Special Warrant (subject to deduction of the Underwriting Fee and expenses as noted herein) and delivery by the Underwriter to the Corporation of duly executed subscription agreements for acceptance by the Corporation. The Underwriting Fee shall be deducted from the aggregate amount of the proceeds of the Offering. Subject to timely advance notice from the Underwriter, the Corporation further agrees that it shall provide to the Underwriter at such addresses as it may specify certificates representing the Special Warrants sufficiently in advance of the Closing, to be held in escrow by the Underwriter pending the Closing, in order to allow the Underwriter to effect proper delivery thereof to the Substituted Purchasers at the Time of Closing.

7. Expenses - Whether or not Closing occurs, the Corporation shall pay all costs, fees and expenses of or incidental to the performance of the obligations under this Agreement including, without limitation: (i) the cost of qualifying the Subject Securities for distribution in the Qualifying Provinces,
(ii) the cost of printing the Preliminary Prospectus, the Prospectus, any Supplementary Material and certificates for the Special Warrants, Brokers' Warrants and the Subject Securities, (iii) registration, countersignature and delivery of the Special Warrants and Subject Securities, (iv) the fees and expenses of the Corporation's auditors, counsel and any local counsel, (v) the reasonable fees and expenses of the Underwriter's counsel provided that fees (exclusive of GST and disbursements) shall not exceed $50,000 without the consent of the Corporation, such consent not to be unreasonably withheld, and
(vi) the Underwriter's reasonable out-of-pocket expenses (including marketing expenses). Such amounts payable to the Underwriter shall be paid by the Corporation at the Time of Closing to the Underwriter in respect of expenses and fees incurred to such date and supported by invoices and as and when invoices are rendered in respect of expenses and fees incurred after the Time of Closing.


8.        Material Changes - If after the date hereof until the Expiry Time:

     (a) there occurs any material change or material changes (actual, proposed or prospective) in respect of the Corporation or any of the Subsidiaries;

     (b) there occurs any change in any material fact contained in the Preliminary Prospectus, Prospectus or any Supplementary Material; or

     (c) any new material fact arises which would, under the securities legislation of any of the Qualifying Provinces, require an amendment to the Preliminary Prospectus, Prospectus or any Supplementary Material,

the Corporation shall:

     (d) promptly notify the Underwriter, in writing, providing full particulars of any such change;

     (e) if required by applicable law, prepare and deliver to each Purchaser an amendment to the Preliminary Prospectus or Prospectus, as the case may be;

     (f) file or cause to be filed with reasonable promptness, and in any event within any statutory limitation period therefor, any document required to be filed with any regulatory body having jurisdiction and comply with all requirements of any applicable securities legislation of such jurisdiction; and

     (g) comply with all legal requirements necessary to continue to qualify the Subject Securities for distribution in the Qualifying Provinces.

           The Corporation shall in good faith discuss with the Underwriter any change in circumstances (actual, proposed or prospective) in respect of which there is reasonable doubt whether written notice should be given to the Underwriter pursuant to this section and shall consult with the Underwriter with respect to the form and content of any Supplementary Material proposed to be issued or filed by the Corporation as a result of such change prior to the issuance or filing thereof.

           In this Agreement, the terms "material change", "material fact", "misrepresentation" and "distribution" include the respective meanings ascribed thereto in the Securities Act (Ontario).

9. Indemnities - The Corporation hereby covenants and agrees to protect, indemnify and hold harmless the Underwriter and its directors, officers and employees, solicitors and agents (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all losses (except for loss of profits), claims, costs, damages or liabilities which they may suffer or incur caused by or arising directly or indirectly by reason of:

     (i) any information or statement (except any information or statement relating solely to or provided by the Underwriter) contained in the Preliminary Prospectus, Prospectus or any Supplementary Material being or being alleged to be a misrepresentation;

     (ii) the omission to state in the Preliminary Prospectus, Prospectus or any Supplementary Material a material fact required to be stated therein or necessary to make the statements therein not misleading (except the omission to state a material fact relating solely to the Underwriter);

     (iii) the Corporation not complying with any requirement of any securities legislation or regulatory requirements of any Qualifying Province in connection with the Offering or the Prospectus Qualification;

     (iv) any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Preliminary Prospectus, the Prospectus or any Supplementary Material exists (except any information or statement relating solely or provided by to the Underwriter) which prevents or restricts the trading in or distribution of the Special Warrants or the Subject Securities; or

     (v) the Corporation's failure to comply with any of its obligations hereunder.

           If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Corporation's liability under this paragraph unless such delay has prejudiced the defence to such claim). The Corporation shall be entitled but not obliged to participate in or assume the defence thereof, provided, however that the defence shall be through legal counsel acceptable to the Indemnified

Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the fees and expenses of such counsel shall be borne by the Indemnified Party, unless (i) the employment thereof has been specifically authorized in writing by the Corporation; (ii) the Indemnified Party has been advised by counsel acceptable to the Corporation, acting reasonably, that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim. It is understood and agreed that the Corporation shall not, in connection with any suit in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

          To the extent that any Indemnified Party is not a party to this Agreement the Underwriter shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

          The Corporation hereby waives its right to recover contribution from the Underwriter with respect to any liability of the Corporation by reason of or arising out of any misrepresentation contained in the Preliminary Prospectus, the Prospectus or in any Supplementary Material; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of any misrepresentation which is based upon or results from information relating solely to and provided by the Underwriter contained in such document.

          The Corporation hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Underwriter or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Corporation's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

10. Contribution - In the event that, for any reason, the indemnity provided for in section 9 hereof is illegal or unenforceable, the Underwriter and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits in connection with the sale of Special Warrants) of the nature provided for in section 9 hereof such that the Underwriter shall be responsible for that portion represented by the percentage that the Underwriting Fee bears to the gross proceeds from the Offering and the Corporation shall be responsible for the balance. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this contribution agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which the Underwriter may have by statute or otherwise by law.

11.        Termination Rights - If any time prior to the Closing:

     (i) there shall occur or come into effect any event, condition or circumstance which, in the sole opinion of the Underwriter, constitutes a material change, financial or otherwise, in the business, affairs or condition of the Corporation and the Subsidiaries, taken as a whole, or there arises or there is disclosure of a material fact or a change in a material fact which in the sole opinion of the Underwriter might be expected to prevent or restrict the Offering or Prospectus Qualification; or would or could materially and adversely affect the market price or value of the Special Warrants or Subject Securities; or

     (ii) any order or ruling is issued, any inquiry, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any one of the officers or directors of the Corporation or any of its principal shareholders is made, threatened or announced by any officer or official of any stock exchange, securities commission or other regulatory authority, or any law or regulation is promulgated or changed which, in the sole opinion of the Underwriter, would or could operate to prevent or restrict trading in or the distribution of the Special Warrants or Subject Securities or would or could adversely affect the marketability or sale of the Special Warrants or Subject Securities as contemplated hereby or the market price or value of the Special Warrants or Subject Securities or would or could materially and adversely affect the financial markets in Canada or elsewhere where the Special Warrants are marketed or proposed to be marketed or the business of the Corporation and the Subsidiaries, taken as a whole; or

     (iii) the Underwriter is not satisfied in their sole discretion with their due diligence review and investigations of the Corporation or any of its officers, directors and principal shareholders; or

     (iv) there should develop, occur or come into effect any occurrence, catastrophe, crisis or accident of national or international consequence or any other event, action, governmental regulation, enquiry or other occurrence of any nature whatsoever including any outbreak of war, rebellion or armed hostilities which, in the sole opinion of the Underwriter, would or could adversely affect the marketability or sale of the Special Warrants or Subject Securities, the financial markets in Canada or elsewhere where the Special Warrants are marketed or proposed to be marketed or the business of the Corporation and the Subsidiaries, taken as a whole, the Underwriter shall be entitled, at its option, to terminate its obligations under this Agreement (and the obligations of the Purchasers) by written notice to that effect given to the Corporation at any time prior to the Closing. In the event of such termination by the Underwriter, there shall be no further liability of the Corporation or the Underwriter to one another hereunder, except in respect of any liability which may have arisen or may thereafter arise pursuant to sections 7, 9 or 10.

           The right of the Underwriter to terminate their obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

12.        Registration Rights - The Corporation agrees that, in the event it no
           -------------------
longer qualifies as a "foreign issuer" as that term is defined in Rule 902(e) promulgated by the U.S. Securities and Exchange Commission (the "SEC") pursuant to the 1933 Act, then upon written request (the "Registration Request") of any holder of (i) the Compensation Warrants and/or (ii) Purchase Warrants who in the case of a holder of Purchase Warrants was a U.S. Person who purchased in the United States, made at any time within the period commencing with the Qualification Deadline and ending with the final expiration date of such warrants, the Corporation will file a Registration Statement, and all necessary amendments thereto, under the 1933 Act, as amended, registering or qualifying, as the case may be, the Shares underlying all such warrants as may be outstanding. Notwithstanding the foregoing, the Corporation shall not be required to file a Registration Statement or comply with the other provisions of this Section 12, if the Corporation delivers to the requesting warrantholder within 10 business days of the receipt of the Registration Request an opinion of counsel of the Corporation to the effect the sale of common shares underlying the Compensation Warrants or Purchase Warrants, as the case may be, by such holder is otherwise exempt from registration under the 1933 Act and the rules and regulations, promulgated thereunder and that such underlying shares will be free trading in the hands of the purchaser(s). The holder requesting such registration rights, shall promptly provide the Corporation and such counsel, all information which either of them may reasonably request in order to enable such counsel to determine whether it will be able to deliver such opinion. The Corporation agrees to use its best efforts to cause the above filing to become effective in a timely manner and to thereafter remain effective for the life of such warrants or until the earlier of the time when (i) the common shares which may be issued upon exercise of such warrants shall have been first disposed of in accordance with such registration statement, or (ii) all such securities may be sold pursuant to Rule 144(b), Rule 144(k) or any other exemption as a result of which the underlying shares will be free trading in the hands of the purchaser(s), a new certificate or other evidence of ownership not bearing the legend restricting further transfer shall have been delivered by the Corporation and subsequent public distribution of such securities shall not require registration under the 1933 Act.

           In addition to the above, the Corporation understands and agrees that if at any time it no longer qualifies as a "foreign issuer" (as defined above) and should file a Registration Statement with the SEC pursuant to the 1933 Act, regardless of whether some of the holder(s) of the Compensation Warrants or Purchase Warrants shall have theretofore availed itself (themselves) of the right above provided, the Corporation, at its own expense, will timely offer to said holder(s) the opportunity to register or qualify the aforesaid Shares to be issued upon the exercise of such warrants provided that such obligation shall be subject to such restriction as the underwriter(s) may determine including, but not limited to, a determination by the Underwriter that said Shares shall not be included in such Registration Statement. This paragraph is not applicable to a Registration Statement filed by the Corporation with the SEC on Form S-8, or any other inappropriate form.

           The Corporation shall bear all costs and expenses incident to the registration, qualification, issuance, offer, sale and delivery of the Shares underlying the said Compensation Warrants and Purchase Warrants, including the costs and counsel fees of qualification under state securities laws, fees and disbursements of counsel and accountants for the Corporation, costs for preparing and printing the Registration Statement, and cost of printing as many copies of the underwriting documents, Prospectuses and Preliminary Prospectuses as the selling shareholder(s) may reasonably deem necessary and related exhibits, including all amendments and supplements to the Registration Statement. Notwithstanding the foregoing, the holders, and not the Corporation shall be responsible for all selling discounts or selling commissions applicable to the sale of any securities so registered, and shall bear all fees and disbursements of counsel for such holders (other than the cost of fees and expenses of counsel in connection with the qualification under the state securities laws).

          The provisions of Sections 9 and 10 above with respect to indemnification and contribution shall apply with equal effect to any liabilities arising out of or in relation to the filing of any Registration Statement or Blue Sky qualification contemplated in this Section 12.

13. Breach of Agreement - Any breach of, or failure by the Corporation to comply with, any term or condition of this Agreement shall entitle the Underwriter, on behalf of itself and the Purchasers to terminate their respective obligations to purchase the Special Warrants by notice to that effect given to the Corporation prior to the Time of Closing. In the event of any such termination, there shall be no further liability on the part of the Corporation or such Underwriter except in respect of any liability which may have arisen or may thereafter arise under sections 7, 9 or 10 hereof. The Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Underwriter in order to be binding upon it.

14. Notices - Any notice under this Agreement shall be given in writing and either delivered, telecopied or mailed by prepaid registered post to the party to receive such notice at the address or telecopy numbers indicated below:

          to the Corporation:

          Bid.Com International Inc.
          6725 Airport Road, Suite 201
          Mississauga, Ontario
          L4V 1V2

          Attention:  Paul Godin
          Fax:    (905) 672-7514

          with a copy to:

          Gowling, Strathy & Henderson
          Barristers and Solicitors
          Suite 4900, Box 438
          Commerce Court West
          Toronto, Ontario
          M5L 1J3

          Attention:  Neil J.F. Steenberg
          Fax:        (416) 862-7661
          to the Underwriter or any Indemnified Party:

          Canaccord Capital Corporation
          2200-609 Granville Street
          Vancouver, BC
          V7Y 1H2

          Attention:  Jamie Brown
          Fax:        (604) 643-7606

          with a copy to:

          Cassels Brock & Blackwell
          Barristers and Solicitors
          Suite 2100, Scotia Plaza
          40 King Street West
          Toronto, Ontario
          M5H 3C2

          Attention:  Peter Marrone
          Fax:        (416) 360-8877

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; if such notice is telecopied (with receipt confirmed), it shall be effective on the Business Day following the date such notice is telecopied; if such notice is sent by mail, it shall be effective four
(4) Business Days following the date of mailing, excluding all days when normal mail service is interrupted.

15. Survival - All representations, warranties, and agreements of the Corporation and the Underwriter contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Special Warrants shall survive the purchase of the Special Warrants by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition or exercise of the Special Warrants and the Subject Securities, for a period of two (2) years from the Closing Date, and the Corporation and the Underwriter shall not be limited or prejudiced by any investigation made by or on behalf of the Corporation or the Underwriter in the course of the preparation of the Preliminary Prospectus, the Prospectus or any Supplementary Material or the distribution of the Special Warrants or the Subject Securities.

16. Entire Agreement - The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written, including without limitation the engagement letter between the Corporation and Canaccord dated and accepted by the Corporation on September 15, 1999.

17. Counterparts - The execution of this Agreement may be executed in any number of counterparts all of which when taken together shall be deemed to be one and the same document and not withstanding their actual date of execution shall be deemed to be dated as of the date first above written.

18. General - The Agreement shall be governed by and interpreted in accordance with the laws of Ontario and the laws of Canada applicable therein and time shall be of the essence hereof.

          If the above is in accordance with your understanding, please sign and return to the Underwriter a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the Underwriter.

                         CANACCORD CAPITAL CORPORATION


                         Per:  "Peter Brown "
                             -------------------------------


          The above offer is hereby accepted and agreed to as of the date first above written.

                         BID.COM INTERNATIONAL INC.


                         Per:  "Paul Hart "
                             -------------------------------

                                 SCHEDULE "A"

                                  TERM SHEET

Issuer:                  Bid.Com International Inc. (the "Corporation").

Size of Offering:        $7,500,001 - $25,000,002

Purchased Securities:    A minimum of 810,811 and a maximum of 2,702,703 special
                         warrants to be sold by the Corporation. Subject to adjustment in certain events, each Special Warrant shall be exercisable, for no additional consideration, to acquire one unit ("Unit"), each Unit consisting of one common share ("Common Share") and one-half of one
                         Common Share purchase warrant ("Warrant") of the Corporation.

Warrants:                Each whole Warrant shall entitle the holder thereof to
                         acquire one Common Share at an exercise price of $12.00 per share for a period of 24 months from the Closing
                         Date.

Purchase Price:          $9.25 per Special Warrant.

Underwriter:             Canaccord Capital Corporation

Closing Date:            September 30, 1999 or such other date as the
                         Underwriter and the Corporation may agree (the "Closing
                         Date").

Selling Jurisdictions:   British Columbia, Alberta, Ontario and such other
                         provinces of Canada agree to by the Corporation and the underwriter (the "Qualifying Jurisdictions"), offshore and the United States pursuant to Rule 506 of Regulation D of the United States Securities Act of
                         1933, as amended.

Special Warrant          The Special Warrants shall be exercisable by the
Exercise:                holders thereof at any time and will be automatically
                         exercised at 5:00 p.m. (Toronto time) on the earlier of the following dates (such date being the "Expiry
                         Date"): (i) the fifth business day after a receipt is issued by the last of the relevant securities regulatory authorities in the Qualifying Jurisdictions
                         (the "Securities Regulators") for a (final) prospectus
                         (the "Final Prospectus") qualifying the Units issuable on the exercise of the Special Warrants; and (ii) one year after the Closing Date.

Penalty Events:          In the event that the Final Prospectus has not been
                         filed and receipts issued therefor by the last of the Securities Regulators on or prior to the date (such date being hereinafter referred to as the "Qualification Deadline") that is 90 days after the Closing Date, each Special Warrant exercised or deemed to be exercised thereafter shall entitle the holder to receive 1.1 Units (in lieu of one Unit).

                                 SCHEDULE "B"


                OUTSTANDING CONVERTIBLE OR RESERVED SECURITIES



Reserved for Incentive Stock Options
------------------------------------

Total Reserved                                                 4,539,000 shares
--------------


Reserved for Issue in Connection with Warrants Issued to pursuant to November
-----------------------------------------------------------------------------
1998 Special Warrant Financing
------------------------------

Total Reserved                                                   140,496 shares
--------------

                                 SCHEDULE "C"


                     OPINION OF THE CORPORATION'S COUNSEL

          At the Time of Closing, the Underwriter shall receive a favourable legal opinion from counsel for the Corporation addressed to the Underwriter, counsel to the Underwriter and the Substituted Purchasers and the Corporation dated the Closing Date, with respect to the following matters:

     (a) the Corporation has been duly amalgamated and is existing under the laws of the Province of Ontario and has not been dissolved;

     (b) the Corporation has all necessary corporate capacity to own, lease and operate its properties and assets and to conduct its business at and in the places where such properties and assets are now owned, leased or operated or such businesses are now conducted;

     (c) the authorized capital of the Corporation consists of an unlimited number of Shares and an unlimited number of Preference Shares, issuable in series;

     (d) the Shares have been allotted and reserved for issue pursuant to the exercise of the exchange rights of the Special Warrants which when issued shall be validly issued as fully paid and non-assessable;

     (e) the Purchase Warrants have been validly created and allotted and reserved for issue pursuant to the exercise of the exchange rights of the Special Warrants which when issued shall be validly issued;

     (f) the Shares issuable upon exercise of the Purchase Warrants have been allotted and reserved for issue pursuant to the exercise of the Purchase Warrants which when issued shall be validly issued as fully paid and non-assessable;

     (g) all necessary corporate action has been taken by the Corporation to duly authorize the creation, issuance and sale of the Special Warrants and the Brokers' Warrants and the Special Warrants and the Brokers' Warrants have been validly created and issued;

     (h) all necessary corporate action has been taken by the Corporation to duly authorize the creation and issuance of the Compensation Warrants;

     (i) the Shares issuable upon exercise of the Compensation Warrants have been allotted and reserved for issue pursuant to the exercise of the Compensation Warrants which when issued shall be validly issued as fully paid and non-assessable;

     (j) the form and terms of the definitive certificates representing the Shares, the Special Warrants, the Purchase Warrants, the Brokers' Warrants and the Compensation Warrants have been approved and adopted by the directors of the Corporation and the Share certificates comply with all legal requirements relating thereto;

     (k) the Underwriting Agreement, the Subscription Agreements, the Special Warrant Indenture and the Purchase Warrant Indenture (the "Agreements") have been duly authorized by all necessary corporate action on the part of the Corporation, have been duly executed and delivered by and on behalf of the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, except that specific performance and injunction are equitable remedies which may only be granted in the discretion of a court of competent jurisdiction and except as rights to indemnity, contribution and waiver of contribution may be limited under applicable law and except as to other qualifications as to enforceability as are agreed to by counsel to the Underwriter;

     (l) the execution and delivery of the Agreements, the fulfillment of the terms hereof and the issuance and sale of the Special Warrants, the issue of Shares and Purchase Warrants issuable upon exercise of the exchange rights of the Special Warrants, the issue of the Shares upon the due exercise of the Purchase Warrants, the issuance of the Brokers' Warrant, the issuance of the Compensation Warrants upon exercise of the Brokers' Warrant and the issue of the Shares upon the due exercise of the Compensation Warrants does not and will not conflict with and does not and will not result in a breach of, and does not and will not create a state of facts which after notice or lapse of time or both will conflict with or result in a breach of, any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation or any resolution passed or consented to by the directors or shareholders of any of them or any trust indenture, agreement or instrument to which the Corporation is a party or by which the Corporation is contractually bound including, without limitation, the Right of First Refusal;

     (m) the Warrant Agent at its principal offices in the City of Toronto has been duly appointed the transfer agent and registrar for the Shares;

     (n) the Warrant Agent at its principal office in the City of Toronto has been duly appointed the warrant agent for the Special Warrants and the Purchase Warrants;

     (o) the issue of the Special Warrants and the Brokers' Warrant being exempt from the prospectus and registration requirements of applicable securities laws;

     (p) the issuance of the Shares and Purchase Warrants issuable upon exercise of the exchange rights of the Special Warrants, and the issuance of the Compensation Warrants upon exercise of the Brokers' Warrant, the issuance of the Shares upon exercise of the Purchase Warrants and the Compensation Warrants is exempt from the prospectus and registration requirements of applicable securities laws;

     (q) the resale restrictions applicable to the first trade of the Shares and Purchase Warrants issued upon exercise of the exchange rights of the Special Warrants, the Shares issued upon exercise of the Purchase Warrants and the Shares issued upon exercise of the Compensation Warrants where the Shares, Purchase Warrants and Compensation Warrants are qualified pursuant to the Prospectus;

     (r) the resale restrictions applicable to the first trade of the Shares and Purchase Warrants issued upon exercise of the exchange rights of the Special Warrants, the Shares issued upon exercise of the Purchase Warrants and the Shares issued upon exercise of the Compensation Warrants where no Prospectus has been filed in connection therewith;

     (s)  as to such other matters as counsel to the Underwriter may request.

          Any modifications of the foregoing shall be subject to the approval of the Underwriter and its counsel acting reasonably. The delivery of a definitive opinion at the Time of Closing accepted by the Underwriter and its such modifications.

                                  SCHEDULE "D"


                          UNITED STATES OFFER OF SALES

     As used in this Schedule D, capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the underwriter agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

     (a) "Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Special Warrants and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Special Warrants;

     (b) "Accredited Investor" means an accredited investor as that term is defined in Rule 501(a) of Regulation D;

     (c)  "Regulation D" means Regulation D adopted by the SEC under the 1933
          Act;

     (d)  "Regulation S" means Regulation S adopted by the SEC under the 1933
          Act;

     (e)  "SEC" means the United States Securities and Exchange Commission;

     (f) "Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

     (g)  "1933 Act" means the United States Securities Act of 1933, as amended;

     (h) "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

     (i) "U.S. Person" means a U.S. person as that term is defined in Regulation S; and

     (j) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

Representations, Warranties and Covenants of the Underwriter
------------------------------------------------------------

The Underwriter acknowledges that the Special Warrants have not been and will not be registered under the 1933 Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the 1933 Act. Accordingly, the Underwriter represents, warrants and covenants to the Corporation that:

1. It has not offered and sold, and will not offer and sell, any Special Warrants except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) within the United States as provided in paragraphs 2 through 9 below. Accordingly, neither the Underwriter, its affiliates nor any persons acting on its or their behalf, has made or will make (except as permitted in paragraphs 2 through 9 below) (i) any offer to sell or any solicitation of an offer to buy, any Special Warrants to any U.S. Person or any person in the United States, (ii) any sale of Special Warrants to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Underwriter, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the Special Warrants. Terms used in this paragraph have the meanings given to them by Regulation S.

2. It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Special Warrants, except with its affiliates, any selling group members or with the prior written consent of the Corporation. It shall require each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to such selling group member.

3. All offers and sales of Special Warrants in the United States shall be made through the Underwriter's U.S. registered broker-dealer affiliate in compliance with all U.S. federal and state broker-dealer requirements applicable to the Underwriter and such affiliate in connection with such offers and sales.

4.   Offers and sales of Special Warrants in the United States shall not be made
     (i) by any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

5. Any offer, sale or solicitation of an offer to buy Special Warrants that has been made or will be made in the United States was or will be made only to Accredited Investors and in transactions that are exempt, from registration under applicable state securities laws.

6. The Underwriter, acting through its U.S. broker-dealer affiliate, may offer the Special Warrants in the United States only to offerees with respect to which such Underwriter has reasonable grounds to believe are Accredited Investors.

7. Prior to completion of any sale to the Time of Closing, it will provide the transfer agent with a list of all purchasers of the Special Warrants in the United States.

8. At least one business day prior to the Time of Closing, it will provide the transfer agent with a list of all purchasers of the Special Warrants in the United States.

9. At Closing, it together with its U.S. affiliate selling Special Warrants in the United States, will provide a certificate, substantially in the form of Appendix I to this Schedule, relating to the manner of the offer and sale of the Special Warrants in the United States.

10. Each certificate evidencing a Special Warrant sold to a person in the United States will contain a legend substantially to the effect that:

     "The securities represented by this certificate and the securities which may be issued upon exercise of this certificate have not been registered under the Unites States Securities Act of 1933, as amended, or any other state securities laws, may not be sold, pledged or hypothecated in the absence of an effective registration statement under said act or such laws or an opinion of counsel to the Company to the effect that such transfer is exempt from registration under all applicable securities laws."

Representations, Warranties and Covenants of the Corporation
------------------------------------------------------------

     The Corporation represents, warrants, covenants and agrees that:

1. The Corporation is a "foreign issuer" with the meaning of Regulation S and there is no Substantial U.S. Market Interest in the Special Warrants, the Warrants or the Common Shares.

2. The Corporation (i) is not, and as a result of the sale of the Special Warrants contemplated hereby will not be, an "investment company" as defined in the United States Investment Company Act of 1940, as amended or
     (ii) shall take all such reasonable steps to ensure that it is not an "investment company".

3. Except with respect to offers and sales to Accredited Investors within the United States in reliance upon any exemption from registration under
     Section 4(2) of the 1933 Act and Rule 506 thereunder, neither the Corporation nor any of its affiliates, nor any person acting on its behalf, has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Special Warrants to a U.S. Person or a person in the United States; or (B) any sale of Special Warrants unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States or (ii) the Corporation, its affiliates, and any person acting on their behalf reasonably believes that the purchaser is outside the United States.

4. During the period in which the Special Warrants are offered for sale, neither it nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any Directed Selling Efforts in the United States, or (ii) has engaged in or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation
     D) with respect to offers or sales of the Special Warrants in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5. Except with respect to the offer and sale of the Special Warrants offered hereby and offers and sales of common shares of the Corporation pursuant to the Corporation's employee benefit plans, the Corporation has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States.

                                  APPENDIX I
                                TO SCHEDULE "D"

                           UNDERWRITERS' CERTIFICATE


      In connection with the private placement in the United States of the Special Warrants (the "Warrants") of Bid.Com International Inc. (the "Corporation") pursuant to the Underwriting Agreement, dated September 30, 1999 (the "Underwriting Agreement"), among the Corporation and Canaccord Capital Corporation (the "Underwriter"), the undersigned does hereby certify as follows:

(i) the U.S. affiliate of the Underwriter who offered or sold Warrants in the United States is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and in good standing with the National Association of Securities Dealers, Inc. on the date hereof and is registered, qualified or otherwise exempt from registration or qualification as a broker or dealer in each state in which Warrants have been or will be offered or sold;

(ii) immediately prior to offering Warrants to such offerees, we had reasonable grounds to believe and did believe that each offeree was an "accredited investor" as defined in Rule 501(a)of Regulation D (an "Accredited Investor") under the Securities Act of 1933, as amended (the "1933 Act"), and, on the date hereof, we continue to believe that each U.S. person purchasing Warrants is an Accredited Investor;

(iii) no form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Warrants in the United States;

(iv) the offering of the Warrants in the United States has been conducted by us through our U.S. affiliate in accordance with the terms of the Underwriting Agreement; and

(v) prior to any sale of Warrants in the United States pursuant to Section 4(2) and Rule 506 thereunder, we caused each U.S. purchaser to execute a U.S. Subscription Agreement.

      Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this             day of September, 1999.

CANACCORD CAPITAL CORPORATION
on behalf of itself and its U.S. affiliate

By:________________________________
     Name:
     Title: